For Immediate Release For more information contact Media: Communications Media.Relations@CenterPointEnergy.com Investors: Jackie Richert/Ben Vallejo Phone 713.207.6500 CenterPoint Energy announces appointment of Christopher Foster as Executive Vice President and Chief Financial Officer Houston – March 15, 2023 – CenterPoint Energy, Inc. (NYSE: CNP) today announced the appointment of Christopher Foster as Executive Vice President and Chief Financial Officer, effective May 5. Foster will oversee the company’s Finance organization, including Accounting, Financial Planning and Analysis, Treasury, Tax, Internal Audit, and Investor Relations. He will report to CenterPoint Energy’s Chief Executive Officer Dave Lesar and serve on the company’s Executive Committee. “Chris is an outstanding leader and one of the most well-respected CFOs in the utility sector. He has a proven track record in managing financial and operational areas, delivering results in a regulated business environment, driving a utility-focused strategy, and optimizing value for stakeholders,” said Lesar. “Chris will be an exceptional addition to CenterPoint Energy’s already strong leadership team.” Lesar added, “Chris’ experience and talent will be invaluable to our company as we continue to execute our long-term growth strategy and build on our strong momentum from 2022, which included achieving industry-leading organic growth, reaching 11 consecutive quarters of meeting or exceeding expectations, and establishing our position as a premium-valued utility.” Foster joins CenterPoint Energy from PG&E Corporation where he held roles of increasing responsibility over the past 11 years. Most recently, he served as Executive Vice President and Chief Financial Officer overseeing PG&E’s financial activities. Foster’s accomplishments included the execution of the company’s financial plan to deliver top- decile earnings growth for investors, improved balance sheet health, and greater customer affordability. He also successfully completed more than $9.5 billion in securitizations, as well as cumulative transactions and financings of over $50 billion over three years. Prior to his EVP and CFO role, he held leadership positions in Integrated Grid Planning and Innovation, Investor Relations and Treasury. He began his professional career working as an advisor in the U.S. Congress and held several leadership roles over the course of 10 years. “With a compelling strategy, a laser-focused plan to invest in the safety, reliability and resiliency of its electric and natural gas systems, a diversified, premium service territory, and substantial progress in advancing the transition to a cleaner energy future, I believe CenterPoint Energy has an incredibly bright future,” said Foster. “I am honored to serve as CFO of this great company and look forward to building on our momentum as we strive to deliver a premium utility experience to our customers, shareholders, employees and communities.” - more - Exhibit 99.1

Page 2 of 2 Foster graduated with a bachelor’s degree from Michigan State University with a focus on political theory and constitutional democracy. He is active in the community and serves on the Boards of Exploratorium, a San Francisco-based science and technology museum, and Xenophon, a nonprofit organization focused on therapeutic riding for disabled youth and veterans. “I would like to thank Jason Wells for his continued leadership as our CFO following his promotion to CenterPoint Energy’s President and COO in January,” said Lesar. “While assuming responsibility for his critical new execution-focused role, Jason continues to be instrumental in providing financial leadership and direction.” Forward Looking Statement This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events, such as the potential growth, including the timing and scale of such growth, of CenterPoint Energy, CenterPoint Energy’s long-term capital plan and its ability to execute on its long-term capital plan, CenterPoint Energy’s ability to execute on its generation transition plan and to implement cleaner energy, future financial performance of CenterPoint Energy, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of pandemics, including the COVID-19 pandemic; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; (8) continued disruptions to the global supply chain and increases in commodity prices; (9) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon and waste water discharges; (10) CenterPoint Energy’s ability to execute on its initiatives, targets and goals and operations and maintenance goals and (11) other factors, risks and uncertainties discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. ### About CenterPoint Energy As the only investor-owned electric and natural gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Louisiana, Minnesota, Mississippi, Ohio and Texas. As of December 31, 2022, the company owned approximately $38 billion in assets. With approximately 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.